Exhibit 99.1

NYSE American: UEC

Uranium Energy Corp Files Quarterly Report

For the First Quarter of Fiscal 2025

Selected Quarterly Highlights

●

Successfully restarted operations and commenced ramp-up at the Christensen Ranch In-Situ Recovery Mine in Wyoming’s Powder River Basin. Transportation of uranium loaded resin has begun from the Christensen Ranch Satellite Plant to the fully operational Irigaray Central Processing Plant. Dried and drummed concentrate production is expected at the Irigaray Plant in early 2025.

●	Significantly expanded permitted production capacity at the Irigaray Plant to 4.0 million pounds of U3O8 per year.
●	Initiated construction of the Burke Hollow Ion Exchange Facility and accomplished additional infrastructure advancements at the project, including the first production area.
●

Completed an Initial Economic Assessment for the world class Roughrider Project in Canada’s Eastern Athabasca Basin, supporting a post-tax estimated net present value of $946 million, with all in sustaining costs $20.48 per pound U3O8. The assessment shows a projected internal rate of return of 40%, with a 1.4-year payback, and an average annual production rate of 6.8 million pounds U3O8(1).

●

Announced a landmark agreement with Rio Tinto America Inc. to acquire 100% of Rio Tinto's licensed Sweetwater Plant and a portfolio of uranium mining projects in Wyoming with approximately 175 million pounds of historic resources(2). On completion, the acquisition will create UEC's third hub-and-spoke In-Situ Recovery production platform in the U.S.

●	Sold 210,000 pounds of U3O8 at $81.37 per pound, generating a gross profit of $6.3 million.
●	Inventory totals 1,256,000 pounds of U3O8 valued at $100.5 million at market prices(3).
●	Over $350 million of liquid assets (cash, equities and inventory at market prices(3)), and no debt.

Corpus Christi, TX, December 5, 2024 – Uranium Energy Corp (NYSE American: UEC, the “Company” or “UEC”) is pleased to report that it has filed its quarterly report on Form 10-Q for the quarter ended October 31, 2024 with the U.S. Securities and Exchange Commission (the “SEC”). The Form 10-Q filing, which includes the Company’s interim condensed consolidated financial statements, related notes thereto and management’s discussion and analysis, is available on the Company's website at www.uraniumenergy.com and at www.sec.gov.

Amir Adnani, President and CEO, stated: “This quarter highlights UEC's ability to execute on key initiatives that strengthen our production capabilities in addition to expanding our asset base. Our progress underscores the scalability of our U.S. In-Situ Recovery operations, while also advancing our strategic presence in Canada. These developments reflect our ongoing focus on building a robust, geographically diverse production pipeline in geopolitically stable jurisdictions, capable of meeting the increasing global demand for clean, reliable nuclear energy.”

Mr. Adnani continued: “Our financial position remains a core strength, with over $350 million(3) in liquid assets and no debt as of October 31, 2024. This provides the flexibility to accelerate our production growth plans in a rapidly tightening uranium market. As demand continues to outpace supply, our decision to remain fully unhedged, positions UEC to maximize returns and deliver long-term value to our shareholders.”

Christensen Ranch and Irigaray Operations

Christensen Ranch Mine Units 8 and 10, along with the Satellite Plant ion exchange circuit, were commissioned in August and September 2024 with flow now sustained at >3,000 GPM. During this quarter, the Company received approval from the Wyoming Department of Environmental Quality, Uranium Recovery Program, to increase the licensed production capacity at its Irigaray Plant to 4.0 million pounds of U3O8 annually.

Production ramp-up continues, with Mine Unit 7 undergoing preparation for startup, which should further expand the number of injection and recovery wells, increasing flow rates to utilize available capacity of the ion exchange circuit at levels >6,000 GPM.

The workforce for Wyoming operations is now 50 employees. Wells in new production modules 10-7 and 10-8 in the Christensen Mine Unit 10 have been completed and surface construction is underway that is expected to add fresh production to the ion exchange plant in early 2025. Additionally, delineation drilling and well construction is underway in Mine Unit 11 with eight drilling rigs currently active.

Burke Hollow Project

Construction has commenced at the Burke Hollow Project with the ion exchange facility and the first production area (PAA-1) that will be a satellite operation to the Hobson Central Processing Plant. Development work has included installation of injection and recovery wells in PAA-1. Additional infrastructure advancements included construction of roads and ongoing installation of three-phase power into the project site.

The workforce for Texas operations is currently 32 employees.

Notes:

(1)

The economic analysis is preliminary in nature and includes inferred mineral resources that are considered too speculative geologically to have modifying factors applied to them that would enable them to be categorized as mineral reserves, and there is no certainty that this economic assessment will be realized. For further information regarding the Initial Economic Assessment, please refer to the technical report summary titled "S-K 1300 Initial Assessment Report – Roughrider Uranium Project, Saskatchewan, Canada", issued on November 5, 2024, available under the Company's profile at www.sec.gov. For further information regarding the resource estimates for the Company's projects, please refer to the Company’s most recent annual report on Form 10-K and technical report summaries, available under our profile at www.sec.gov.

(2)

Based upon internal studies and other historic data prepared by prior owners in regard to the projects and dated between 1984 and 2019. Such estimates are being treated by the Company as historical in nature and a qualified person has not done sufficient work to classify the historical estimates as current mineral resources. The Company is not treating them as current resource estimates and is disclosing these historic estimates for illustrative purposes and to provide readers with relevant information regarding the projects. In addition, such estimates were not prepared under S-K 1300 standards and the results of future estimates by the Company may vary from these historic estimates.

(3)	Market values for securities are based on closing prices as at October 31, 2024, and for uranium inventories are based on the spot price quoted on UxC CVD as of such date.

The technical information in this news release respecting our Roughrider Project has been reviewed and approved by Chris Hamel, P.Geo., Vice President Exploration, Canada, for the Company, being a Qualified Person as defined by SEC Regulation S-K 1300.

About Uranium Energy Corp

Uranium Energy Corp is America’s largest and fastest growing supplier of uranium needed to produce safe, clean, reliable nuclear energy. UEC is advancing the next generation of low-cost, environmentally friendly ISR mining uranium projects in the United States and high-grade conventional projects in Canada. The Company has two production-ready ISR hub-and- spoke platforms in South Texas and Wyoming. These two production platforms are anchored by fully operational Central Processing Plants and served by seven U.S. ISR uranium projects with all their major permits in place. In August 2024, operations were restarted, and ramp-up commenced, at the Christensen Ranch project in Wyoming, sending uranium loaded resin to the Irigaray Plant (Wyoming hub). Additionally, the Company has diversified uranium holdings including: (1) one of the largest physical uranium portfolios of U.S. warehoused U3O8; (2) a major equity stake in Uranium Royalty Corp., the only royalty company in the sector; and (3) a Western Hemisphere pipeline of resource stage uranium projects. The Company's operations are managed by professionals with decades of hands-on experience in the key facets of uranium exploration, development and mining.

Contact Uranium Energy Corp Investor Relations at:

Toll Free: (866) 748-1030

Fax: (361) 888-5041

E-mail: info@uraniumenergy.com

Stock Exchange Information:

NYSE American: UEC

WKN: AØJDRR

ISN: US916896103

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes “forward-looking statements” as such term is used in applicable United States and Canadian securities laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and should be viewed as “forward-looking statements”. Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of exploration activities, variations in the underlying assumptions associated with the estimation or realization of mineral resources, future mineral resource estimates may vary from historic estimates, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals, permits or financing or in the completion of development or construction activities, title disputes or claims limitations on insurance coverage. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. Many of these factors are beyond the Company’s ability to control or predict. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company's filings with the Securities and Exchange Commission. For forward-looking statements in this news release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. This news release shall not constitute an offer to sell or the solicitation of an offer to buy securities.